UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 17, 2023
INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware		0-25092	86-0766246
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Insight Way,
Chandler,	Arizona		85286
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code:
(480) 333-3000
Not Applicable
(Former name or former address, if changed since last report)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01    Other Events.

On May 17, 2023, the Board of Directors of Insight Enterprises, Inc. (the “Company”) approved the authorization of a new stock repurchase program pursuant to which the Company may purchase up to an aggregate of $300 million of the Company's common stock, $0.01 par value per share, including $100 million which remained available under the prior authorization.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date:	May 17, 2023	By:	/s/ Rachael A. Crump
Rachael A. Crump
Principal Accounting Officer